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                                                                   EXHIBIT 3(b)


                                     BYLAWS
                                       OF
                             TCI ACQUISITION CORP.

                                   ARTICLE I

                                    Offices

        Section 1. Registered Office. The registered office of this Corporation shall be Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, and the name of the registered agent in charge thereof is The Corporation Service Company.

        Section 2. Additional Offices. The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

        Section 1. Place of Meetings. Meetings of stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2. Annual Meetings. The annual meetings of stockholders shall be held on such date and at such time as may be designated by a resolution of the Board of Directors or by written consent of stockholders entitled to vote at such meeting, holding at least a majority of such shares, and stated in the notice of the meeting, at which time the directors for the ensuring year shall be elected and any other proper business may be transacted.

        Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

        Section 4. Special Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the Certificate of Incorporation, may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board or the President at the request in writing of a majority of the Board of Directors, or at the request in


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writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting and the Chairman of the Board or the President shall include such purpose or purposes in the notice of meeting, and the business transacted at any such special meeting of stockholders shall be limited to the purposes set forth in the notice.

        Section 5. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

        Section 6. Quorum and Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business except as otherwise provided by applicable law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meetings, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 7. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.


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        Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted on or acted upon after three years from its date, unless the proxy provides for a longer period.

        Section 9. Stockholders Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, or cause to be prepared or made, pursuant to the provisions of Section 219 of the General Corporation Law of Delaware, as amended from time to time, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 10. Action Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III

                                   Directors

        Section 1. Powers. The Board of Directors shall have the power to manage the property, business and affairs of the Corporation, to exercise all of its corporate power and do all such lawful acts and things as are not by applicable law or by the Certificate of Incorporation or by these


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Bylaws directed or required to be exercised or done by the stockholders.

        Section 2. Number, Election and Term. The Board of Directors shall consist of not less than one nor more than seven members in such number as shall be determined from time to time by resolution of the Board. Until otherwise determined by such resolution, the Board shall consist of one member. Directors need not be stockholders, and except as otherwise provided in these Bylaws, shall be elected at the annual meeting of the stockholders and shall serve until their respective successors shall be duly elected and qualified.

        Section 3. Vacancies. Any vacancy in the Board of Directors whether caused by resignation, by death or otherwise, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold the office until the next annual election of directors, and until his successor shall be elected and qualified, or until his death or until he shall resign or shall have been removed from office.

        Section 4. Removal of Directors. Any director may be removed at any time, either with or without cause, by vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, at such regular or special meeting of the stockholder called for such purpose.

        Section 5. Holding Meetings Without the State. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

        Section 6. Initial Meetings. The newly elected Board of Directors shall meet immediately after the annual meeting of stockholders at the place of such meeting or at such other place and time as shall be designated by the presiding officer of the annual meeting of the stockholders or as shall be fixed by resolution of the Board of Directors prior to the annual meeting of the stockholders or as may otherwise be fixed by a vote of the stockholders at the annual meeting, for the purpose of organization, election of officers, and the transaction of such other business as they may deem necessary. If such meeting is held immediately after and at the place of the annual meeting of the stockholders or if a majority of the whole Board shall be present, no call or notice of such meeting shall be necessary and is hereby dispensed with. In the event a meeting of the Board of Directors is not held immediately


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after the annual meeting, such meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for in the case of special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

        Section 7. Regular Meetings. Regular meetings of the Board of Directors shall be held without call or notice at such time and place as shall from time to time be determined by the Board.

        Section 8. Special Meetings. Special meetings of the Board of Directors may be called at any time and for any purpose permitted by law, by the Chairman of the Board or the President and shall be called by the Chairman of the Board or the President on the written request of any one member of the Board, which meeting shall be held at the time and place designated by the person or persons calling the meeting. Notice of the time and place and purpose of any such meeting shall be given to the directors by the Secretary, or in the case of his absence, refusal or inability to act, by any other officer. Any such notice must be given to each director, personally or by mail, by telegram, or by telephone or by any thereof as to different Directors, at least forty-eight hours before the time of the meeting.

        Section 9. Quorum. At all meetings of the Board of Directors the presence of a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law or the Certificate of Incorporation or these Bylaws. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Even though no quorum is present, as required in this Section, a majority of the directors present at any meeting of the Board, either regular or special, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum be had, but may not adjourn such meeting to a time later than the time fixed for the next regular meeting of the Board.

        Section 10. Action Without a Meeting. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

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        Section 11.  Meetings by Telephonic Communication.  Unless otherwise restricted by the Certificate of Incorporation, applicable law or these Bylaws, members of the Board of Directors or any committee thereof may participate in the meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

        Section 12. Appointment of Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

        Any such committee, to the extent provided in the resolution of the Board of Directors and to the extent permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. No such committee shall have any power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all of or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

        Section 13. Keeping Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

        Section 14. Authority to Fix Compensation. Unless otherwise restricted by the Certificate of


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Incorporation, the Board of Directors shall have authority to fix the compensation of the directors.

             Section 15. Payment of Expenses and Salary. The directors may be paid their expenses, if any, incurred on behalf of the Corporation or in connection with attendance at meetings of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director, as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV
                                    Officers

             Section 1. Appointment by the Board of Directors. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also appoint one or more Vice-Presidents, and one or more Assistant Secretaries, Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws or applicable law otherwise provides.

             Section 2. Initial Meeting. The Board of Directors at its first meeting after each annual meeting of stockholders shall appoint a President, a Secretary and a Treasurer.

             Section 3. Appointment of Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board.

             Section 5. Term. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed, either with or without cause, at any time by the affirmative vote of the majority of the Board of Directors at any regular or special meeting. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at


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the date of receipt of such notice or at any later time specified therein; and
unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any vacancy occurring in any office of the Corporation, by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

             Section 6. The President. The President shall be the chief executive officer of the Corporation, and he shall have supervision over and may exercise general executive powers concerning all of the business and other officers of the Corporation with the authority from time to time to delegate to other officers such executive and other powers and duties as he may deem advisable. He shall have such other powers and duties as may be assigned to him from time to time by the Board or prescribed by the Bylaws.

             Section 7. The Vice-President. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or if there be more than one Vice-President, the Vice-Presidents in the order of their rank or, if of equal rank, then in the order designated by the Board of Directors or the President or, in the absence of any designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all restriction upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

             Section 8. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the committees when required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

             Section 9. The Assistant Secretary. The Assistant Secretary (or if there be more than one Assistant

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Secretary, the Assistant Secretaries in the order designated by the Board of
Directors or the President or, in the absence of any designation, then in the order of their appointment) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

             Section 10. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer may disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties and have such other powers as the Board or the President may from time to time prescribe.

             Section 11. The Assistant Treasurer. The Assistant Treasurer (or if there be more than one Assistant Treasurer, the Assistant Treasurers in the order designated by the Board of Directors or the President, or if there be no such designation, then in the order of their appointment) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurer shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

             Section 12. Bonds. If required by the Board of Directors, the Treasurer and Assistant Treasurers shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of their respective offices and for the restoration to the Corporation in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

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                                   ARTICLE V
                             Certificates of Stock

        Section 1. Form of Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President or a Vice-President and the Secretary or an Assistant Secretary of the Corporation, and sealed with the seal of the Corporation, certifying the number of shares owned by him in the Corporation.

        Section 2. Facsimile. Any of or all the signatures on the certificate may be facsimiles and the seal may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        Section 3. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, it its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate of the issuance of such new certificate.

        Section 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation, if the Board of Directors has appointed a transfer agent, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue and such transfer agent to deliver a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to


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receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE VI

                                  Record Date

        In order that the Corporation may determine the stockholders who are, and who shall be the only stockholders who are, entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any such other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VII

                               General Provisions

        Section 1. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officers or officers or such other persons as the Board of Directors may from time to time designate.

        Section 2. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

        Section 3. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Except as otherwise required by law, it shall not be necessary to the validity of any instrument executed by an authorized officer or officers of the Corporation, that the execution of such


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instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers thereof shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto.

        Section 4. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

        Section 5. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meeting contingencies, or for equalizing dividends, or for repairing or maintaining property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII

                                    Notices

        Section 1. Manner of Notice. Whenever under the provisions of any applicable law or the Certificate of Incorporation or these Bylaws notice is required to be given to any director, or any committee member, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, in writing, by mail, by depositing the same in the post office or letterbox, in a postage-prepaid, sealed wrapper, addressed to such stockholder, at such address as it appears on the records of the Corporation, or by telegram to such address, and, in the case of directors, committee members and officers, by telephone, or by mail or by telegram to the last business address made known to the Secretary of the Corporation of such persons, and such notice shall be deemed to be given at the time when the same shall be thus mailed or telegraphed or telephoned.

        Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of any


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applicable law or the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE IX
                                Indemnification

        The Corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.


                                   ARTICLE X
                                   Amendments

        These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or the Board of Directors at any regular meeting of the stockholders or the Board of Directors, at any special meeting of the stockholders or the Board of Directors if notice of such alteration, amendment, repeal or adoption of the new Bylaws be contained in the notice of such special meeting, or by action without a meeting taken pursuant to these Bylaws.




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